Exhibit 99.1

Petros Pharmaceuticals, Inc.

Unaudited Pro Forma Consolidated Balance Sheets

				Proforma Adjustments				Proforma as adjusted
	Total Consolidated	PTPI	Discontinued Ops					for Proforma Adjustments
	March 31,	March 31,	March 31,	ABC Gain on	Gain On	Redemption	Redemption	March 31,
	2025	2025	2025	Deconsolidation	Vivus	of	of	2025
	(Unaudited)	(Unaudited)	(Unaudited)	of Subsidiaries	Settlement	Warrants	Preferred Shares	(Unaudited)
Assets
Current assets:
Cash	$10,756,885	$8,931,054	$1,825,831	$(1,825,831)				$8,931,054
Accounts receivable, net	443,555	-	443,555	(443,555)				-
Inventories	1,302,484	-	1,302,484	(498,961)	(803,523)			-
Prepaid inventory	1,649,212	-	1,649,212		(1,649,212)			-
Prepaid expenses and other current assets	313,510	53,405	260,105	(260,105)				53,405
Total current assets	14,465,646	8,984,459	5,481,187	(3,028,452)	(2,452,735)	-	-	8,984,459

Fixed assets, net	21,719	-	21,719	(21,719)				-
Intangible assets, net	3,016,068	-	3,016,068	(3,016,068)				-
Right of use assets	101,933	-	101,933	(101,933)				-
Total assets	$17,605,366	$8,984,459	$8,620,907	$(6,168,172)	$(2,452,735)	$-	$-	$8,984,459

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of promissory note	$7,248,635	$-	$7,248,635	$-	$(7,248,635)			$-
Accounts payable	2,459,101	756,703	1,702,398	(1,702,398)				756,703
Accrued expenses	7,214,927	199,703	7,015,224	(7,015,224)				199,703
Accrued Series A Convertible Preferred payments payable	1,846,142	1,846,142	-				(1,846,142)	-
Warrant Liability	8,292,000	8,292,000	-			(8,267,124)	-	24,876
Other current liabilities	71,179	-	71,179	(71,179)				-
Total current liabilities	27,131,984	11,094,548	16,037,436	(8,788,801)	(7,248,635)	(8,267,124)	(1,846,142)	981,282

Other long-term liabilities	57,590	-	57,590	(57,590)				-
Total liabilities	27,189,574	11,094,548	16,095,026	(8,846,391)	(7,248,635)	(8,267,124)	(1,846,142)	981,282

Stockholders' Equity:
Common stock (par value $0.0001 per share, 250,000,000 and 250,000,000 shares authorized at March 31, 2025, and December 31, 2024, respectively; 2,052,762 and 421,124 shares issued and outstanding as of March 31, 2025, and December 31, 2024, respectively)	2,527	2,527	-					2,527
Additional paid-in capital	105,881,658	105,881,658	-			8,267,124	1,846,142	115,994,924
Accumulated deficit	(115,468,393)	(107,994,274)	(7,474,119)	2,678,220	4,795,900			(107,994,273)
Total Stockholders' Equity	(9,584,208)	(2,110,089)	(7,474,119)	2,678,220	4,795,900	8,267,124	1,846,142	8,003,178

Total Liabilities and Stockholders' Equity	$17,605,366	$8,984,459	$8,620,907	$(6,168,172)	$(2,452,735)	$-	$-	$8,984,459